UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2012

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, Glu Mobile Inc. (the "Company") filed a Current Report on Form 8-K (the "Form 8-K") to disclose the fact that on December 13, 2012, Glu’s Compensation Committee approved the Glu Mobile Inc. 2013 Executive Bonus Plan (the "Bonus Plan"), in which each of the Company’s executive officers is eligible to participate. The Form 8-K stated that for each of the Company’s executive officers, his total bonus under the Bonus Plan is composed of two parts, with 50% of the bonus to be awarded based on the Company achieving the 2013 Annual Non-GAAP Revenues goal and 50% of the bonus to be awarded based on the Company achieving the 2013 Adjusted EBITDA goal. However, this statement is not correct with respect to Matthew Ricchetti, the Company’s President of Studios. While Mr. Ricchetti’s total bonus is composed of the same two measures as the Company’s other executive officers, 70% of Mr. Ricchetti’s bonus will be awarded based on the Company achieving the 2013 Annual Non-GAAP Revenues goal and 30% of his bonus will be awarded based on the Company achieving the 2013 Adjusted EBITDA goal.

The Company is filing a revised version of the Bonus Plan as Exhibit 99.01 to this report which corrects the error described above. Such revised version of the Bonus Plan is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

99.01 Glu Mobile Inc. 2013 Executive Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

January 18, 2013	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	Glu Mobile Inc. 2013 Executive Bonus Plan